                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Eldorado Bancshares, Inc. (formerly known as Commerce Security Bancorp, Inc.) and its subsidiaries of our report dated March 27, 1998 appearing on page F-1 of the issuer's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 10, 1998